Exhibit 99.1

TELEFLEX INCORPORATED AND SUBSIDIARIES
Adjusted Segment Results of Operations
To Reflect Discontinued Operations
(Unaudited)

	For the Year Ending December 31,
	2007	2006
	(Dollars and shares in thousands,
	except per share)
Medical	$1,041,349	$858,676
Aerospace	197,813	155,037
Commercial	441,195	426,761

Net revenues	$1,680,357	$1,440,474

Medical	$182,636	$161,707
Aerospace	18,253	13,605
Commercial	22,990	30,498

Segment operating profit (1)	223,879	205,810
Corporate expenses	48,046	47,808
In-process research and development charge	30,000	—
Goodwill impairment	18,896	1,003
Restructuring and other impairment charges	10,019	19,611
Loss on sales of businesses and assets	1,110	732
Noncontrolling interest in consolidated subsidiaries	(525)	314

Income from continuing operations before interest and taxes	116,333	136,342
Interest expense, net	65,108	33,713

Income from continuing operations before taxes	51,225	102,629
Taxes on income from continuing operations	109,120	30,166

(Loss) income from continuing operations	(57,895)	72,463

Operating income from discontinued operations (including net gain on disposal of $299,456 and $182, respectively)	408,040	115,915
Taxes on income from discontinued operations	174,712	23,991

Income from discontinued operations	233,328	91,924

Net income	175,433	164,387
Less: Net income attributable to noncontrolling interest	525	(314)
Income from discontinued operations attributable to noncontrolling interest	28,424	25,271

Net income attributable to common shareholders	$146,484	$139,430

Earnings per share available to common shareholders:
Basic:
(Loss) income from continuing operations	$(1.49)	$1.83
Income from discontinued operations	$5.22	$1.68

Net income	$3.73	$3.51

Diluted:
(Loss) income from continuing operations	$(1.49)	$1.82
Income from discontinued operations	$5.22	$1.67

Net income	$3.73	$3.49

Weighted Average common shares outstanding:
Basic	39,259	39,760
Diluted	39,259	39,988
Amounts attributable to common shareholders
(Loss) income from continuing operations, net of tax	$(58,420)	$72,777
Discontinued operations, net of tax	204,904	66,653

Net income	$146,484	$139,430

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and noncontrolling interest. Unallocated corporate expenses, loss on sales of businesses and assets, restructuring and other impairment charges, interest income and expense and taxes on income are excluded from the measure.

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.

Certain financial information is presented on a rounded basis, which may cause minor differences.

TELEFLEX INCORPORATED AND SUBSIDIARIES
Adjusted Segment Results of Operations
To Reflect Discontinued Operations
(Unaudited)

	2008 Quarters				2008 Year to Date
					6 MTHS	9 MTHS	12 MTHS
	3/30	6/29	9/28	12/31	6/29	9/28	12/31
		(Dollars and shares in thousands, except per share)
Medical	$374,057	$384,335	$367,327	$373,390	$758,392	$1,125,719	$1,499,109
Aerospace	66,288	65,733	62,105	59,692	132,021	194,126	253,818
Commercial	101,765	109,610	101,628	97,591	211,375	313,003	410,594

Net revenues	$542,110	$559,678	$531,060	$530,673	$1,101,788	$1,632,848	$2,163,521

Medical	$70,912	$70,652	$71,388	$73,378	$141,564	$212,952	$286,330
Aerospace	4,928	7,657	7,309	6,173	12,585	19,894	26,067
Commercial	2,847	9,460	7,067	8,083	12,307	19,374	27,457

Segment operating profit (1)	78,687	87,769	85,764	87,634	166,456	252,220	339,854
Corporate expenses	13,008	11,157	11,228	10,527	24,165	35,393	45,920
Restructuring and other impairment charges	8,856	2,591	470	15,784	11,447	11,917	27,701
Loss (gain) on sales of businesses and assets	18	—	—	(314)	18	18	(296)
Noncontrolling interest in consolidated subsidiaries	(187)	(259)	(196)	(105)	(446)	(642)	(747)

Income from continuing operations before interest and taxes	56,992	74,280	74,262	61,742	131,272	205,534	267,276
Interest expense, net	30,122	30,930	28,501	29,758	61,052	89,553	119,311

Income from continuing operations before taxes	26,870	43,350	45,761	31,984	70,220	115,981	147,965
Taxes on income from continuing operations	11,662	14,477	13,406	10,545	26,139	39,545	50,090

Income from continuing operations	15,208	28,873	32,355	21,439	44,081	76,436	97,875

Operating income from discontinued operations	15,195	14,132	19,886	15,561	29,327	49,213	64,774
Taxes (benefit) on income from discontinued operations	406	(1,036)	295	8,382	(630)	(335)	8,047

Income from discontinued operations	14,789	15,168	19,591	7,179	29,957	49,548	56,727

Net income	29,997	44,041	51,946	28,618	74,038	125,984	154,602
Less: Income attributable to noncontrolling interest	187	259	196	105	446	642	747
Income from discontinued operations attributable to noncontrolling interest	6,867	8,839	9,431	8,944	15,706	25,137	34,081

Net income attributable to common shareholders	$22,943	$34,943	$42,319	$19,569	$57,886	$100,205	$119,774

Earnings per share available to common shareholders:
Basic:
Income from continuing operations	$0.38	$0.72	$0.81	$0.54	$1.10	$1.92	$2.45
Income (loss) from discontinued operations	$0.20	$0.16	$0.26	$(0.04)	$0.36	$0.62	$0.57

Net income	$0.58	$0.88	$1.07	$0.49	$1.47	$2.53	$3.03

Diluted:
Income from continuing operations	$0.38	$0.72	$0.80	$0.54	$1.10	$1.90	$2.44
Income (loss) from discontinued operations	$0.20	$0.16	$0.25	$(0.04)	$0.36	$0.61	$0.57

Net income	$0.58	$0.88	$1.06	$0.49	$1.46	$2.52	$3.01

Weighted Average common shares outstanding:
Basic	39,454	39,562	39,645	39,677	39,508	39,553	39,584
Diluted	39,709	39,831	39,970	39,819	39,770	39,837	39,832
Amounts attributable to common shareholders
Income from continuing operations, net of tax	$15,021	$28,614	$32,159	$21,334	$43,635	$75,794	$97,128
Discontinued operations, net of tax	7,922	6,329	10,160	(1,765)	14,251	24,411	22,646

Net income	$22,943	$34,943	$42,319	$19,569	$57,886	$100,205	$119,774

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and noncontrolling interest. Unallocated corporate expenses, loss (gain) on sales of businesses and assets, restructuring and other impairment charges, interest income and expense and taxes on income are excluded from the measure.

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.

Certain financial information is presented on a rounded basis, which may cause minor differences.